Exhibit 21.1

LIST OF SUBSIDIARIES

Set forth below is a list of all subsidiaries of the Company as of December 31, 2014 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

NAME OF SUBSIDIARY	Jurisdiction
Best S.p.A.	Italy
Best Deutschland GmbH	Germany
Best Poland S.p.zo.o.	Poland
Broan Building Products-Mexico, S. de R.L. de C.V.	Mexico
Broan-NuTone Canada, ULC	Alberta, Canada
Venmar Ventilation ULC	Alberta, Canada
Innergy Tech Inc.	Quebec, Canada
Venmar CES, Inc.	Saskatchewan, Canada
Ergotron, Inc.	Minnesota
Dongguan Ergotron Precision Technology Co. Ltd.	China
Ergotron Nederland B.V.	The Netherlands
Broan-NuTone LLC	Delaware
Broan Building Products (Huizhou) Co., Ltd.	China
Broan-NuTone (HK) Limited	Hong Kong
Pacific Zephyr Range Hood, Inc.	California
Zephyr Ventilation, LLC	California
Eaton-Williams Group Limited	United Kingdom
Nortek Security & Control LLC	California
GTO Access Systems, LLC	Florida
Gefen, LLC	California
TV One Broadcast Sales Corporation	Kentucky
Operator Specialty Company, Inc.	Michigan
Core Brands, LLC	California
Linear Electronics (Shenzhen) Co., Ltd.	China
Nortek International Holdings, B.V.	The Netherlands
Barcom (UK) Holdings Limited	United Kingdom
TV One Limited	United Kingdom
Barcom Asia Holdings, LLC	Kentucky
Barcom China Holdings, LLC	Kentucky
TV One (Shanghai) Electronics Technology Co. Ltd.	Taiwan
Nordyne LLC	Delaware
CES Group, LLC	Delaware
Nordyne de Puerto Rico, LLC	Puerto Rico
NORDYNE International, Inc.	Delaware
Miller de Mexico S.A. de R.L. de C.V.	Mexico
Nordyne Argentina SRL	Argentina
Nordyne do Brasil Distribuidora de Ar Condicionado Ltda.	Brazil

Ventrol Air Handling Systems Inc.	Quebec, Canada
Nortek (Shanghai) Trading Co., Ltd.	China
Reznor LLC	Delaware
Ambi-Rad Group Limited	United Kingdom
Ambi-Rad Limited	United Kingdom
Gaz Industries S.A.S.	France
Reznor (UK) Limited	United Kingdom
Reznor Europe N.V.	Belgium